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                                                                      Exhibit 21

                         Subsidiaries of the Registrant

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                                                                                      Jurisdiction of
              Subsidiary                 Trade name(s)                                Incorporation
              ----------                 -------------                                -------------
AFC Restaurant, Inc.                     (1)    Fat Anthony's and                     Nevada
                                         (2)    Alakazam Food Court
Ark 47th St. Corp.                       Jack Rose                                    New York
Ark 474 Corp.                            Columbus Bakery                              New York
Ark Bryant Park Corp.                    Bryant Park Grill & Cafe                     New York
Ark D.C. Kiosk, Inc.                     Center Cafe                                  District of Columbia
Ark Fifth Avenue Corp.                   N/A                                          New York
Ark Fremont, Inc.                        The Saloon                                   Nevada
Ark Fulton Street Corp.                  Red                                          New York
Ark Islamorada Corp.                     Lorelei Restaurant                           Florida
                                         and Cabana Bar
Ark JMR Corp.                            N/A                                          New York
Ark Las Vegas Restaurant Corp.           N/A                                          Nevada
Ark of Seaport, Inc.                     Sequoia                                      New York
Ark Operating Corp.                      El Rio Grande                                New York
Ark Potomac Corporation                  Sequoia                                      District of Columbia
Ark Rio Corp.                            El Rio Grande                                New York
Ark Seventh Avenue South Corp.           N/A                                          New York
Ark Southfield Corp.                     N/A                                          Michigan
Ark Southwest D.C. Corp.                 Thunder Grill                                District of Columbia
Ark Sub-One Corp.                        Gonzalez y Gonzalez                          New York
Ark Union Station, Inc.                  America                                      District of Columbia
Ark WFC Corp.                            The Grill Room                               New York
Aroc and Ark Corporation                 N/A                                          New York
Conis Realty Corp.                       (1)    Metropolitan Cafe and                 New York
                                         (2)    Columbus Bakery
Las Vegas America Corp.                  America                                      Nevada
Las Vegas Asia Corp.                     Tsunami Asian Grill                          Nevada
Las Vegas Downstairs Deli Corp.          Rialto Deli                                  Nevada
                                         (Venetian Food Court)
Las Vegas Festival Food Corp.            (1) Gonzalez y Gonzalez and                  Nevada
                                         (2) Village Eateries
                      (New York-New York Hotel Food Court)
Las Vegas Lutece Corp.                   (1)    Lutece and                            Nevada
                                         (2)    Venus
Las Vegas Mexico Corp.                   Vico's Burritos
                                         (Venetian Food Court)
Las Vegas Steakhouse Corp.               Gallagher's Steakhouse                       Nevada
Las Vegas Venice Deli Corp.              Towers Deli                                  Nevada
                                         (Venetian Food Court)
Las Vegas Venice Food Corp.              Seaport Grill                                Nevada
                                         (Venetian Food Court)
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
Las Vegas Venus Corp.                    Venus                                        Las Vegas
Lutece, Inc.                             Lutece                                       New York
MEB Dining 18, Inc.                      America                                      New York
MEB Emporium Corp.                       Ernie's                                      New York
MEB On First, Inc.                       Canyon Road Grill                            New York
Sam & Emma's Deli, Inc.                  The Stage Deli                               New York
Tysons America Corp.                     N/A                                          Virginia
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